                                                                     EXHIBIT 4.5


                                (Face of Note)

================================================================================
"FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; NOT LATER THAN 10 DAYS AFTER MARCH 11, 1998, INFORMATION TO INCLUDE THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, AND YIELD TO MATURITY OF THE SECURITY WILL BE MADE AVAILABLE TO HOLDERS UPON REQUEST TO TIMOTHY LAEHY, CHIEF FINANCIAL OFFICER, COVAD COMMUNICATIONS GROUP, INC., (408) 490-4550.

     (i)  CUSIP/CINS _________________________________

     13 1/2 % Series B Senior Discount Notes due 2008

No. _______                                   $_________________/1/


                       COVAD COMMUNICATIONS GROUP, INC.

promises to pay to______________________________________________________________

or registered assigns,

     the principal sum of_______________________________________________________

Dollars on March 15, 2008.

Interest Payment Dates:  March 15 and September 15

Record Dates: March 1 and September 1






________________________
/1/    To be initially $______ aggregate principal amount at maturity, subject to increase and decrease in accordance with the Schedule of Exchanges of Interest in the Global Note attached hereto and, in combination with Global Note number[s] _______ [and _______] identified by CUSIP No. ____, and Regulations S Temporary Global Note number ________ identified by CUSIP No. _____, to equal $_____ in aggregate principal amount at maturity.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                    COVAD COMMUNICATIONS GROUP, INC.


                                    By:_________________________________________
                                      Name:
                                      Title:


                                    By:_________________________________________
                                      Name:
                                      Title:


Dated:  _________, 1998

This is one of the Global
Notes referred to in the
within-mentioned Indenture:

The Bank of New York,
as Trustee

By:____________________________________________
      Authorized Signatory

================================================================================

                                (Back of Note)
                                ==============

               13 1/2 % Series B Senior Discount Notes due 2008

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE NOTES EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSIST OF $1,000 PRINCIPAL AMOUNT AT MATURITY OF THE NOTES AND ONE WARRANT (EACH, A "WARRANT") INITIALLY ENTITLING THE HOLDER THEREOF TO PURCHASE 6.4792 SHARES, PAR VALUE $0.001 PER SHARE, OF THE COMPANY. THE NOTES AND WARRANTS WILL BE AUTOMATICALLY SEPARATED UPON THE EARLIEST TO OCCUR OF (i) 90 DAYS FROM THE DATE OF ISSUANCE, (ii) SUCH DATE AS THE INITIAL PURCHASERS MAY, IN THEIR DISCRETION, DEEM APPROPRIATE, (iii) IN THE EVENT OF A CHANGE OF CONTROL (AS DEFINED IN THE INDENTURE), THE DATE THE COMPANY MAILS NOTICE THEREOF TO HOLDERS OF NOTES, (iv) THE DATE ON WHICH THE EXCHANGE OFFER (AS DEFINED IN THE INDENTURE) IS CONSUMMATED AND (v) THE DATE ON WHICH THE SHELF REGISTRATION STATEMENT (AS DEFINED IN THE INDENTURE) IS

DECLARED EFFECTIVE. THE NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR SEPARATED FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER, WITH THE WARRANTS UNTIL THE SEPARATION DATE.

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. INTEREST. Covad Communications Group, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 13 1/2 % per annum. Interest will not accrue until March 15, 2003. Thereafter, the Company shall pay interest and additional Interest, if any, semi-annually on March 15 and September 15, commencing on September 15, 2003, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Full Accretion Date; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be September 15, 2003. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Accreted Value will accrete between the date hereof and March 15, 2003, on a semi-annual bond equivalent basis using a 360-day year comprised of twelve 30-day months. All references in this Note and in the Indenture to "interest" shall be deemed to include any Additional Interest that may become payable thereon according to the provisions of the Indenture.

     2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on March 1 or September 1 preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. INDENTURE. The Company issued the Notes under an Indenture dated as of March 15, 1998 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to $185,000,000 in aggregate initial Accreted Value.

     5.   OPTIONAL REDEMPTION.

          (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company shall not have the option to redeem the Notes prior to March 15, 2003. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

                 Year                           Percentage
                 ----                           ----------
                 2003.........................  106.750%
                 2004.........................  104.500%
                 2005.........................  102.250%
                 2006 and thereafter..........  100.000%

          (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to March 15, 2001, the Company, at its option, may use the net cash proceeds (but only to the extent such proceeds consist of cash or Cash Equivalents) of one or more Public Equity Offerings or the sale of at least $35.0 million of Capital Stock (other than Disqualified Stock) to one or more Strategic Equity Investors in a single transaction or a series of related transactions to redeem up to an aggregate of 35% of the Accreted Value of Notes issued on the Issue Date under the Indenture at a redemption price of
113.5 % of the Accreted Value, plus with accrued and unpaid interest, if any, to the date of redemption; provided that at least $87.8 million of Accreted Value of Notes remain outstanding immediately after the occurrence of such redemption. In order to effect the foregoing redemption, the Company must mail a notice of redemption no later than 30 days after the related Public Equity Offering and must consummate such redemption within 60 days of the closing of such Public Equity Offering. Neither the Equity Commitment nor the Stock Purchase (as defined in the Equity Commitment) shall constitute an investment or any part of any investment by a Strategic Equity Investor.

     6.   MANDATORY REDEMPTION.

     Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

     7.   REPURCHASE AT OPTION OF HOLDER.

          (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the Accreted Value thereof on the date of purchase (if prior to March 15, 2003) or 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase (if on or after March 15, 2003) (in either case, the "Change of Control Payment"). Within 10 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

          (b) If the Company or a Restricted Subsidiary consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $5 million, the Company shall commence an offer to all Holders of Notes (as "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the Accreted Value thereof on the date fixed for the closing of such offer (if prior to March 15, 2003) or 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date fixed for the closing of such offer (if on or after March 15, 2003), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Restricted Subsidiary) may use such deficiency for general corporate purposes. If the aggregate Accreted Value or principal amount, as the case may be, of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

     8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

     9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

     11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, otherwise comply with applicable law.

     12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes (including any Additional Interest); (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Company or any of its Restricted Subsidiaries to comply with Section 4.07, 4.09, 4.10 or 5.01 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding voting as a single class to comply with certain other agreements in the Indenture or the Notes; (v) default under certain other agreements relating to Debt of the Company which default is caused by a failure to pay principal of or premium, if any, or interest on such Debt prior to the grace period provided in such Debt on the date of such default (a "Payment Default") or results in the acceleration of such Debt prior to its express maturity and, in each case, the principal amount of any such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (vii) the failure by the Company for any reason to consummate by March 11, 1999 the Equity Capital Investment or the repudiation by any of the Financial Investors of their respective obligations under the Equity Commitment; (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries. If any Event of Default occurs and is continuing, the

Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of March 15, 1998, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

     18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to

Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

     Covad Communications Group, Inc.
     3560 Bassett Street
     Santa Clara, California  95054
     Attention:  Chief Executive Officer

                                ASSIGNMENT FORM


To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date:___________________

                                    Your Signature:_____________________________
                                    (Sign exactly as your name appears on the face of this Note)


SIGNATURE GUARANTEE.

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the [Registrar], which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the [Registrar] in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                      OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.10 or 4.15 of the Indenture, check the box below:

     [_] Section 4.10           [_] Section 4.15

     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $________



Date:______________                       Your Signature:_______________________
                                         (Sign exactly as your name appears on
                                         the Note)

                              Tax Identification No:____________________________

Signature Guarantee.

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the [Registrar], which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the [Registrar] in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                          AMOUNT OF       PRINCIPAL AMOUNT
                       AMOUNT OF           INCREASE        AT MATURITY OF
                      DECREASE IN       IN PRINCIPAL      THIS GLOBAL NOTE     SIGNATURE OF
                    PRINCIPAL AMOUNT        AMOUNT         FOLLOWING SUCH   AUTHORIZED OFFICER
                     AT MATURITY OF     AT MATURITY OF      DECREASE (OR    OF TRUSTEE OR NOTE
 DATE OF EXCHANGE   THIS GLOBAL NOTE   THIS GLOBAL NOTE      INCREASE)          CUSTODIAN
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

                  (Face of Regulation S Temporary Global Note)
================================================================================
"FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; NOT LATER THAN 10 DAYS AFTER MARCH 11, 1998, INFORMATION TO INCLUDE THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, AND YIELD TO MATURITY OF THE SECURITY WILL BE MADE AVAILABLE TO HOLDERS UPON REQUEST TO TIMOTHY LAEHY, CHIEF FINANCIAL OFFICER, COVAD COMMUNICATIONS GROUP, INC., (408) 490-4550.

     (i)  CUSIP/CINS _________________________________

     13 1/2 % Series B Senior Discount Notes due 2008

No._____________                                        $____________________/1/



                       COVAD COMMUNICATIONS GROUP, INC.

promises to pay to______________________________________________________________

or registered assigns,

     the principal sum of_______________________________________________________

Dollars on March 15, 2008.

Interest Payment Dates: March 15 and September 15

Record Dates: March 1 and September 1



____________________

/1/ To be initially $______ aggregate principal amount at maturity, subject to increase and decrease in accordance with the Schedule of Exchanges of Interest in the Global Note attached hereto and, in combination with Global Note number[s] _______ [and _______] identified by CUSIP No. ____, and Regulations S Temporary Global Note number ________ identified by CUSIP No. _____, to equal $_____ in aggregate principal amount at maturity.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                    COVAD COMMUNICATIONS GROUP, INC.


                                    By:_________________________________________
                                      Name:
                                      Title:


                                    By:_________________________________________
                                      Name:
                                      Title:



Dated: _______ __, 1998

This is one of the Global
Notes referred to in the
within-mentioned Indenture:

The Bank of New York,
as Trustee

By:________________________________
     Authorized Signatory

================================================================================

                 (Back of Regulation S Temporary Global Note)

               13 1/2 % Series B Senior Discount Notes due 2008

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFI CATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEI THER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPO RARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDEN TURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRE SENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COM PANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE NOTES EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSIST OF $1,000 PRINCIPAL AMOUNT AT MATURITY OF THE NOTES AND ONE WARRANT (EACH, A "WARRANT") INITIALLY ENTITLING THE HOLDER THEREOF TO PURCHASE 6.4792 SHARES, PAR VALUE $0.001

PER SHARE, OF THE COMPANY. THE NOTES AND WARRANTS WILL BE AUTOMATICALLY SEPARATED UPON THE EARLIEST TO OCCUR OF (i) 90 DAYS FROM THE DATE OF ISSUANCE,
(ii) SUCH DATE AS THE INITIAL PURCHASERS MAY, IN THEIR DISCRETION, DEEM APPROPRIATE, (iii) IN THE EVENT OF A CHANGE OF CONTROL (AS DEFINED IN THE INDENTURE), THE DATE THE COMPANY MAILS NOTICE THEREOF TO HOLDERS OF NOTES, (iv) THE DATE ON WHICH THE EXCHANGE OFFER (AS DEFINED IN THE INDENTURE) IS CONSUMMATED AND (v) THE DATE ON WHICH THE SHELF REGISTRATION STATEMENT (AS DEFINED IN THE INDENTURE) IS DECLARED EFFECTIVE. THE NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR SEPARATED FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER, WITH THE WARRANTS UNTIL THE SEPARATION DATE.

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. INTEREST. Covad Communications Group, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 13 1/2 % per annum. Interest will not accrue until March 15, 2003. Thereafter, the Company shall pay interest and additional Interest, if any, semi-annually on March 15 and September 15, commencing on September 15, 2003, and Additional Interest , or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Full Accretion Date; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be September 15, 2003. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Accreted Value will accrete between the date hereof and March 15, 2003, on a semi-annual bond equivalent basis using a 360-day year comprised of twelve 30-day months. All references in this Note and in the Indenture to "interest" shall be deemed to include any Additional Interest that may become payable thereon according to the provisions of the Indenture.

     Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Senior Subordinated Notes under the Indenture.

     2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on March 1 or September 1 preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. INDENTURE. The Company issued the Notes under an Indenture dated as of March 15, 1998 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to $185,000,000 in aggregate initial Accreted Value.

     5.   OPTIONAL REDEMPTION.

          (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company shall not have the option to redeem the Notes prior to March 15, 2003. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

                Year                            Percentage
                ----                            ----------
                 2003........................   106.750%
                 2004........................   104.500%
                 2005........................   102.250%
                 2006 and thereafter.........   100.000%

          (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to March 15, 2001, the Company, at its option, may use the net cash proceeds (but only to the extent such proceeds consist of cash or Cash Equivalents) of one or more Public Equity Offerings or the sale of a least $35.0 million of Capital Stock, (other than Disqualified Stock) to one or more Strategic Equity Investors in a single transaction or a series of related transactions to redeem up to an aggregate of 35% of the Accreted Value of Notes issued on the Issue Date under the Indenture at a redemption price of 113.5% of the Accreted Value, plus with accrued and unpaid interest, if any, to the date of redemption; provided that at least $ 87.8 million of Accreted Value of Notes remain outstanding immediately after the occurrence of such redemption. In order to effect the foregoing redemption, the Company must mail a notice of redemption no later than 30 days after the related Public Equity Offering and must consummate such redemption within 60 days of the closing of such Public Equity Offering. Neither the Equity Commitment nor the Stock Purchase (as defined in the Equity Commitment) shall constitute an investment or any part of any investment by a Strategic Equity Investor.

     6.   MANDATORY REDEMPTION.

     Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

     7.   REPURCHASE AT OPTION OF HOLDER.

          (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the Accreted Value thereof on the date of purchase (if prior to March 15, 2003) or 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase (if on or after March 15, 2003) (in either case, the "Change of Control Payment"). Within 10 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

          (b) If the Company or a Restricted Subsidiary consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $5 million, the Company shall commence an offer to all Holders of Notes (as "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the Accreted Value thereof on the date fixed for the closing of such offer (if prior to March 15, 2003) or 100% of the principal amount thereof plus accrued and unpaid interest to the date fixed for the closing of such offer (if on or after March 15, 2003), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Restricted Subsidiary) may use such deficiency for general corporate purposes. If the aggregate Accreted Value or principal amount, as the case may be, of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

     8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

     9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.
The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

     11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, otherwise comply with applicable law.

     12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes (including any Additional Interest); (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Company or any of its Restricted Subsidiaries to comply with Section 4.07, 4.09, 4.10 or 5.01 of the Indenture;
(iv) failure by the Company or any of its Restricted Subsidiaries for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding voting as a single class to comply with certain other agreements in the Indenture or the Notes; (v) default under certain other agreements relating to Debt of the Company which default is caused by a failure to pay principal of or premium, if any, or interest on such Debt prior to the grace period provided in such Debt on the date of such default (a "Payment Default") or results in the acceleration of such Debt prior to its express maturity and, in each case, the principal amount of any such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (vii) the failure by the Company for any reason to consummate by March 11, 1999 the Equity Capital Investment or the repudiation by any of the Financial Investors of their respective obligations under the Equity Commitment; (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of March 15, 1998, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

     18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

     Covad Communications Group, Inc.
     3560 Bassett Street
     Santa Clara, California  95054
     Attention:  Chief Executive Officer

                                ASSIGNMENT FORM


To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Date:_________________
                                    Your Signature:_____________________________
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee.

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the [Registrar], which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the [Registrar] in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                      OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

          [_] Section 4.10      [_] Section 4.15

     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $___________



Date:______________                 Your Signature:_____________________________
(Sign exactly as your name appears on the Note)

                                    Tax Identification No.:_____________________


Signature Guarantee.

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the [Registrar], which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the [Registrar] in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

          SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTE


     The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or of other Restricted Global Notes for an interest in this Regulation S Temporary Global Note, have been made:

                                          AMOUNT OF       PRINCIPAL AMOUNT
                       AMOUNT OF           INCREASE        AT MATURITY OF
                      DECREASE IN       IN PRINCIPAL      THIS GLOBAL NOTE     SIGNATURE OF
                    PRINCIPAL AMOUNT        AMOUNT         FOLLOWING SUCH   AUTHORIZED OFFICER
                     AT MATURITY OF     AT MATURITY OF      DECREASE (OR    OF TRUSTEE OR NOTE
 DATE OF EXCHANGE   THIS GLOBAL NOTE   THIS GLOBAL NOTE      INCREASE)          CUSTODIAN
______________________________________________________________________________________________
______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________